                              SCHEDULE 14A INFORMATION
                              ------------------------

       PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT
                            OF 1934 (AMENDMENT NO.      )
                                                   -----


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          NORTH AMERICAN SCIENTIFIC, INC.
------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ------------------------------------------------------------------

     (5)  Total fee paid:

          ------------------------------------------------------------------



[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ------------------------------------------------------------------

     (3)  Filing Party:

          ------------------------------------------------------------------

     (4)  Date Filed:

          ------------------------------------------------------------------


Notes:

                          NORTH AMERICAN SCIENTIFIC, INC.

                               20200 SUNBURST STREET
                               CHATSWORTH, CA  91311


                                                              February 18, 1999

                       NOTICE OF ANNUAL STOCKHOLDERS MEETING

To the Stockholders of North American Scientific, Inc.:

     You are hereby notified that the Annual Meeting of Stockholders of North American Scientific, Inc. (the "Company") will be held on March 19, 1999, at 10:00 a.m. at the Hilton Woodland Hills located at 6360 Canoga Avenue, Woodland Hills, California, for the following purposes:

     1.   To elect 5 directors to hold office until the 2000 Annual Meeting;

     2. To consider a proposal to ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending October 31, 1999; and

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof; all as set forth in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on February 10, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Whether or not you expect to attend the Meeting, please mark, sign, date and return the enclosed proxy promptly in the accompanying envelope. It is important that your shares be represented at the Meeting, whether your holdings are large or small.

                                     By Order of the Board of Directors



                                     L. Michael Cutrer
                                     PRESIDENT

                          NORTH AMERICAN SCIENTIFIC, INC.


                               ----------------------

                               20200 SUNBURST STREET
                               CHATSWORTH, CA  91311

                        1999 ANNUAL MEETING OF STOCKHOLDERS

                                   MARCH 19, 1999

                                  PROXY STATEMENT

                                      GENERAL

This Proxy Statement and the accompanying proxy are furnished to stockholders of North American Scientific, Inc. (the "Company" ) in connection with the solicitation of proxies by the Company's Board of Directors for use at the 1999 Annual Meeting of Stockholders (the "Meeting") to be held at the Hilton Woodland Hills located at 6360 Canoga Avenue, Woodland Hills, California at 10:00 a.m. local time, on Friday, March 19, 1999, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement, the form of proxy included herewith and the Company's Annual Report for the fiscal year ended October 31, 1998, are being mailed to stockholders on or about February 18, 1999.

Stockholders of record at the close of business on February 10, 1999 are entitled to notice of and to vote at the Meeting. On such date, there were outstanding 6,788,575 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date.

Votes cast by proxy or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote but not as voted for purposes of determining the approval of any matter submitted to the stockholders for a vote.
Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted FOR the election of all nominees named under the caption "Election of Directors" as set forth herein as directors of the Company and FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending October 31, 1999. Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above address) or at the Meeting if the stockholder attends in person. A later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented to the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

The information contained in this Proxy Statement relating to the occupations and securities holdings of directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of February 10, 1999.

                               ELECTION OF DIRECTORS

The nominees for election as a director of the Company are as follows:


     Name                          Age       Director Since
     ----                          ---       --------------
     Irwin J. Gruverman            65             1989

     L. Michael Cutrer             43             1989

     Larry Berkin                  62             1996

     Dr. Allan M. Green            54             1996

     Michael C. Lee                48             1996


Irwin J. Gruverman has been the Chairman and a director of the Company since December 31, 1989. Mr. Gruverman has been General Partner in G&G Diagnostics Limited Partnership, a venture capital limited partnership, since 1990. Mr. Gruverman founded and has been the Chief Executive Officer and a director of Microfluidics International Corporation, a company that manufactures process devices for pharmaceutical and other manufacturing uses, since 1982. Mr. Gruverman served as the Executive Vice President of New England Nuclear, a radioactive materials business, during the later years of his tenure from 1961 to 1981. Mr. Gruverman also serves as a director of InVitro International, Inc., Fiberchem International, Inc. and Endogen, Inc.

L. Michael Cutrer has been the President and Chief Executive Officer and a director of the Company since November 27, 1989. Prior thereto, Mr. Cutrer was a Manager of Isotope Products Laboratory, Inc., a radioisotope manufacturing company, where he was responsible for industrial product manufacturing, research and development from 1982 to 1989.

Larry Berkin has been a director of the Company since May 1996 and has been a certified public accountant with Berkin Accountancy Corp., a company he founded, since 1968. His practice focuses primarily on management and taxation, including providing advice on operations, finances, investments, negotiations, real estate and taxes.

Dr. Allan M. Green has been a director of the Company since May 1996 and has been Vice President, Pharmaceutical/Biomedical Products for ML Strategies, Inc. since 1990. ML Strategies, Inc. is the consulting affiliate of the law firm of Mintz Levin Cohn Ferris Glovsky and Popeo PC, of which Dr. Green is of counsel. Dr. Green has formerly served as President of the Biotechnology Data Group in Cambridge, Massachusetts and as a consultant to many major pharmaceutical companies and investors in the pharmaceutical industry. Dr. Green is the author of many scientific papers in biochemistry and drug development. Dr. Green is a director of Neurochem, Inc., Spectral Dimensions, Inc., Select Therapeutics, Inc., and Argil Management, Inc. and is Chairman of the Board of Directors and President of Theseus Imaging Corporation.

Michael C. Lee has been a director of the Company since May 1996 and has been the President and Chief Executive Officer of East Coast Food Products, Inc., a wholesale food distributor, since 1976. Mr. Lee is a director of Prime Spot Media, Inc.

The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

                        HOLDINGS OF STOCKHOLDERS, DIRECTORS
                               AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of February 10, 1999 by (i) each person who is known by the Company to own more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's directors and nominees; and (iii) all existing directors and executive officers of the Company as a group. The information in this Proxy Statement has been adjusted, where applicable, to reflect a 3:2 stock split of the Company's Common Stock, which was effected as a stock dividend to holders of Common Stock on April 30, 1998.


                                                                 Approximate
                                   Amount and Nature of           Percent of
Name and Address (1)               Beneficial Ownership           Ownership
--------------------               --------------------          -----------
Irwin J. Gruverman                           460,600 (2)             6.7%
L. Michael Cutrer                            555,000 (3)             8.0%
Alan I. Edrick                                15,000 (4)              *
Larry Berkin                                 379,200 (5)             5.6%
Dr. Allan M. Green                            91,000 (6)             1.3%
Michael C. Lee                               201,450 (7)             3.0%
Mentor Corporation                           375,000                 5.5%
5425 Hollister Avenue
Santa Barbara, CA 93111
All existing directors and
executive officers as a group
(6 persons)                                1,701,250                23.97%
                                           (2)(3)(4)(5)(6)(7)


-------------------------

*Denotes less than 1%

(1) Except where indicated, the address of each five percent stockholder is c/o the Company, 20200 Sunburst Street, Chatsworth, CA 91311.
(2) Includes 31,000 shares held by G&G Diagnostics Limited Partnership, a Delaware limited partnership, of which reporting person is the sole general partner and 45,000 shares subject to outstanding options which are immediately exercisable. Excludes 30,000 shares owned by reporting person's spouse, as to which reporting person disclaims beneficial ownership.
(3) Includes 180,000 shares subject to outstanding options which are deemed exercisable. Excludes 3,750 shares owned and 25,125 shares subject to outstanding options which are deemed exercisable and which are held by the reporting person's spouse, over which he disclaims beneficial ownership.
(4) Consists of 15,000 shares subject to outstanding options which are deemed exercisable.
(5) Includes 262,200 shares in investment funds to which the reporting person is trustee. Includes 24,000 shares held by the reporting person for his minor sons. Also includes 22,500 shares subject to outstanding options which are deemed exercisable. Excludes 1,700 shares owned by reporting person's spouse, as to which reporting person disclaims beneficial ownership.
(6) Includes 22,500 shares subject to outstanding options which are deemed exercisable.
(7) Includes 22,500 shares subject to outstanding options which are deemed exercisable.

                             COMPENSATION OF DIRECTORS

All directors and officers of the Company are elected annually to serve for a term of one year and until their successors are elected and qualified. All directors may be reimbursed for certain expenses incurred in connection with attending Board meetings. In addition, Mr. Gruverman receives a salary of $5,000 per month in his position as Chairman of the Company's Board of Directors.

                             COMMITTEES; BOARD MEETINGS

The Board of Directors of the Company held eight meetings during the fiscal year ended October 31, 1998, and the Board acted twice by unanimous written consent. The Company has an Audit Committee comprised of Messrs. Berkin (Chairman), Lee and Green, and a Compensation Committee comprised of Messrs. Gruverman (Chairman), Berkin, Lee and Green. During the fiscal year ended October 31, 1998, the Audit Committee met once and the Compensation Committee met twice. Each member of the Board attended at least 75% of Board and applicable committee meetings.

                               EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to the Company's Chief Executive Officer for the fiscal year ended October 31, 1998. No other officer of the Company received total annual salary and bonus in excess of $100,000 for such period.


                                                     SUMMARY COMPENSATION TABLE
                                                                                               Long Term
                                                Annual Compensation                       Compensation Awards
                            -----------------------------------------------------------   -------------------
                                                                         Other Annual         Securities             All Other
          Name and                                                       Compensation         Underlying            Compensation
     Principal Position      Year         Salary ($)        Bonus ($)        ($)                Options                 ($)
     ------------------      ----         ----------        --------         ---                -------                 ---
 L. Michael Cutrer, Chief    1998            120,962               0         8,654(1)              30,000                0
   Executive Officer         1997             95,000               0         6,942(1)             150,000                0
                             1996             91,404           2,500             0                      0                0



------------------

(1)  Represents payment for Mr. Cutrer's accrued, but unused, vacation days.

                                   STOCK OPTIONS

The following table sets forth certain information concerning individual grants of stock options made during the fiscal year ended October 31, 1998 to the Company's Chief Executive Officer under the Company's Amended and Restated 1996 Stock Plan.

                       OPTION/SAR GRANTS IN LAST FISCAL YEAR




                           Number of Securities        Individual Grants as % of Total
                            Underlying Options/            Options/SARs Granted to          Exercise or Base
          Name                 SARs Granted               Employees in Fiscal Year          Price Per Share       Expiration Date
          ----                 ------------               ------------------------          ---------------       ---------------
 L. Michael Cutrer              30,000 (1)                          15.7%                        $23.50               04/03/08


-------------

(1) Such options were granted at the fair market value on the date of grant determined pursuant to the Amended and Restated 1996 Stock Option Plan.


The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended October 31, 1998 by the Company's Chief Executive Officer and the fiscal year-end value of unexercised options under the Company's Amended and Restated 1996 Stock Option Plan.



                                           AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                                                  AND FISCAL YEAR END OPTION VALUES

                                                              Number of Securities
                         Shares                              Underlying Unexercised               Value of Unexercised In-the-
                        Acquired            Value             Options at 10/31/98                 Money Options at 10/31/98(1)
         Name          on Exercise         Realized        Exercisable/Unexercisable               Exercisable/Unexercisable
         ----          -----------         --------        -------------------------              ----------------------------
 L. Michael Cutrer          0                 $0                 150,000/30,000                        $756,000/$189,000


-------------------------

(1) Calculated upon the difference between the exercise price and the fair market value at fiscal year-end.


              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company is required to report to its stockholders those directors, officers and owners of more than 10% of any class of the Company's equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who fail to timely file reports of beneficial ownership and changes in beneficial ownership, as required by Section 16(a) of the Exchange Act.

Based upon a review of such reports, the Company believes that all reports were filed on a timely basis, except as follows: Mr. Gruverman failed to file on a timely basis one report required by Section 16(a) of the Securities Exchange Act of 1934, with regard to three transactions in the Company's securities and Dr. Green failed to timely file one report with respect to one transaction.

                                CERTAIN TRANSACTIONS

PRACSYS TRANSACTION

On February 6, 1998, the Company entered into agreements with PracSys Corp., a privately held Massachusetts corporation ("PracSys"), pursuant to which PracSys will (i) manufacture and sell to the Company two particle accelerators (the "Systems") to be used in the production of certain isotopes, which the Company intends to utilize in connection with its brachytherapy product line, and (ii) operate the Systems to produce required isotopes for an initial 2-year period. Irwin J. Gruverman, the Company's Chairman, who is a director and significant stockholder of both the Company and PracSys, was instrumental in introducing the parties but was not involved in the negotiation or approval of the agreements. The agreements were negotiated between the parties on an arms-length basis.

The agreements call for total payments to PracSys of approximately $2.7 million, which payments are required to be made upon the achievement of certain
milestones set forth therein.   In addition, PracSys will receive a service fee
and also will be entitled to a royalty on the Company's sales of products which incorporate isotopes produced using the Systems. The Company and PracSys have also entered into an Exclusivity and Purchase Agreement pursuant to which the Company has been granted certain exclusivity rights with regard to the PracSys technology. Pursuant to the Exclusivity Agreement, PracSys also issued to the Company an aggregate of 140,150 shares of PracSys common stock, which is equal to approximately 5% of PracSys' total outstanding shares on a fully-diluted basis. In addition, PracSys granted the Company a pre-emptive right in the event of certain pre-initial public offering private financing and a three-year warrant to purchase PracSys common stock equal to 5% of the number of shares of common stock issued in an initial public offering.

THESEUS TRANSACTION

In October 1998, the Company signed a letter of intent to acquire Theseus Imaging Corporation ("Theseus"). Theseus was established to develop and commercialize nuclear medicine diagnostic agents useful in imaging the response to therapeutic interventions. Dr. Allan M. Green, a director of the Company, is the Chairman of the Board of Directors and President of Theseus. Dr. Green took no part in the deliberations of the Company's Board of Directors with respect to the proposed Theseus transaction, which actions were approved by a unanimous vote of the disinterested members of the Company's Board.


The aggregate consideration to be paid by the Company in the merger is $3,000,000, payable at the Company's option in cash, stock, or a combination thereof. As of January 1999, Theseus is developing two products, Apomate-TM- and Leukomate-TM-, using technology which is the subject of third party license agreements. In addition to the merger consideration, the Company anticipates paying an ongoing commission on sales of the Apomate-TM- and Leukomate-TM-products.

Pending completion of the transaction, the Company anticipates advancing Theseus up to $3.5 million in operating funds to be used towards the completion of phase II activities for Apomate-TM- and Leukomate-TM-, and for other operating and research purposes. Advances made prior to closing will be in the form of notes secured by Theseus' intellectual property.

                RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending October 31, 1999 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1993. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

VOTE REQUIRED. Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Company's Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT ACCOUNTANTS.

                                 OTHER INFORMATION

The Company's Annual Report for the fiscal year ended October 31, 1998 is being mailed to stockholders contemporaneously with this Proxy Statement.

COST OF SOLICITATION

All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone or telecopy. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

PROPOSALS OF SECURITY HOLDERS

Proposals of security holders intended to be presented at the 2000 Annual Meeting must be received by the Company for inclusion in the proxy relating to that meeting (expected to be mailed in late February, 2000) no later than October 21, 1999.

Proposals of security holders intended to be presented at the 2000 Annual Meeting which will not be included in the proxy must be received by the Company by January 2, 2000.

                                        By order of the Board of Directors

                                        L. Michael Cutrer
                                        PRESIDENT
Dated: February 18, 1999

                          NORTH AMERICAN SCIENTIFIC, INC.

                               20200 SUNBURST STREET
                               CHATSWORTH, CA  91311

                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints L. Michael Cutrer and Irwin J. Gruverman, and each of them, attorney and proxy to represent the undersigned at the 1999 Annual Meeting of Stockholders of North American Scientific, Inc. (the "Company") to be held at the Hilton Woodland Hills located at 6360 Canoga Avenue, Woodland Hills, California at 10:00 a.m. local time, on Friday, March 19, 1999, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows:


 1. ELECTION OF DIRECTORS
    FOR all nominees listed below (unless      WITHHOLD AUTHORITY         / /
    name of nominee is crossed out)  / /

    Irwin J. Gruverman    L. Michael Cutrer   Larry Berkin   Dr. Allan M. Green
    Michael C. Lee

2. FOR ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending October 31, 1999.

    FOR   / /      AGAINST    / /      ABSTAIN    / /

 3. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (which the Board of Directors does not know of prior to February 18, 1999)

     Management recommends your vote FOR all proposals.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND WILL CONFER THE AUTHORITY SET FORTH IN PARAGRAPH 3.

     Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated February 18, 1999, as well as a copy of the Company's Annual Report for the fiscal year ended October 31, 1998.

Dated:                          , 1999.
       -------------------------

                                   --------------------------------------------

                                   --------------------------------------------

                                    (SIGNATURE OF STOCKHOLDER)


                                   WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                   ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                   GIVE TITLE. EACH JOINT OWNER IS REQUESTED TO
                                   SIGN. IF A CORPORATION OR PARTNERSHIP, PLEASE SIGN BY AN AUTHORIZED OFFICER OR PARTNER. PLEASE SIGN IN THE SAME MANNER AS YOUR CERTIFICATE(S) IS (ARE) REGISTERED.


PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED.